UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 9, 2006
Date of Report (date of earliest event reported)

Sigma Designs, Inc.
(Exact name of registrant as specified in its charter)

California	000-15116	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1221 California Circle Milpitas, California 95035
(Address of principal executive offices)

(408) 262-9003
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

As noted in the Form 12b-25 and Form 8-K which were filed on April 14, 2006 and May 1, 2006, respectively, Sigma Designs, Inc. (the “Company”) disclosed that it would be unable to file its Form 10-K within the prescribed due date of April 13, 2006 or the extension date of April 28, 2006 since the Company was in the process of completing the testing of its internal control over financial reporting and management’s assessment of the Company’s internal control over financial reporting. As a result, the Company received a Nasdaq Staff Determination on May 3, 2006 indicating that the Company failed to timely comply with the filing of its Form 10-K for the year ended January 28, 2006, as required by Marketplace Rule 4310(c)(14), and that its securities were therefore subject to delisting from the Nasdaq National Market. The Company completed the filing of its Form 10-K on May 8, 2006 and received a letter from Nasdaq terminating any further proceedings related to such matter. On May 9, 2006, the Company issued a press release advising that it had received the Nasdaq Staff Determination described above from the staff of the Nasdaq Stock Market. Attached to this report as Exhibit 99.1 is a copy of the press release, which is incorporated hereby reference.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters set forth in this Form 8-K are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include the risks detailed from time to time in the Company’s periodic reports filed under the Exchange Act, including its annual report on Form 10-K and quarterly reports on Form 10-Q. The Company disclaims any intent or obligation to update or revise any forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA DESIGNS, INC.

By:	/s/ KIT TSUI

Kit Tsui Chief Financial Officer and Secretary (Principal Financial Officer and Accounting Officer)

Date: May 9, 2006

EXHIBIT INDEX

Exhibit No.  Description
99.1   Press Release dated May 9, 2006